UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 6, 2006

VERTEX PHARMACEUTICALS INCORPORATED

(Exact name of registrant as specified in its charter)

MASSACHUSETTS

000-19319

04-3039129

(State or other jurisdiction of incorporation)

(Commission File Number)

(IRS Employer Identification No.)

130 Waverly Street
Cambridge, Massachusetts 02139

(Address of principal executive offices)  (Zip Code)

(617) 444-6100

Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On January 6, 2006, Vertex Pharmaceuticals Incorporated (“Vertex”) and Cystic Fibrosis Foundation Therapeutics Incorporated (“CFFT”) executed an amendment to the Research, Development and Commercialization Agreement, dated May 24, 2004, between Vertex and CFFT.

Under the amended agreement, CFFT will provide an additional $22 million to Vertex for continued research of corrector compounds that modulate the cystic fibrosis transmembrane conductance regulator protein.  The research program will continue until March 31, 2008, but CFFT has the right to terminate the collaboration without cause, effective on June 30, 2006 and June 30, 2007, upon 60 days’ prior written notice.  Vertex will retain the right to develop and commercialize any compounds discovered in the course of the research, and will pay a royalty to CFFT on the net sales of any drugs discovered in the course of the collaboration.  CFFT will make a milestone payment to Vertex upon advancement of the first compound from the research program into clinical development.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERTEX PHARMACEUTICALS INCORPORATED
(Registrant)

Date: January 12, 2006	/s/ Kenneth S. Boger
Kenneth S. Boger
Senior Vice President and General Counsel